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                                                                     EXHIBIT 4.4


                      EQUITY REGISTRATION RIGHTS AGREEMENT

                            DATED AS OF JUNE 18, 2001

                                 BY AND BETWEEN

                           TRIBO PETROLEUM CORPORATION

                                       AND

                            JEFFERIES & COMPANY, INC.


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                                TABLE OF CONTENTS

Section 1.   Definitions.................................................................................  2
Section 2.   Registration Rights.........................................................................  5
       2.1   (a) Demand Registration.....................................................................  5
             (a) Underwritten Registrations..............................................................  6
             (b) Expenses................................................................................  6
       2.2   (a) Piggy-Back Registration.................................................................  6
             (b) Priority in Piggy-Back-Registration.....................................................  7
       2.3   Limitations, Conditions and Qualifications to Obligations Under Registration Covenants......  7
       2.4   Restrictions on Sale by the Company and Others..............................................  8
       2.5   Reports; Rule 144 and Rule 144A.............................................................  8
Section 3.   Registration Procedures.....................................................................  9
Section 4.   Indemnification and Contribution............................................................ 15
Section 5.   Miscellaneous............................................................................... 18
             (a) No Inconsistent Agreements.............................................................. 18
             (b) Adjustments Affecting Registrable Securities............................................ 18
             (c) Amendments and Waivers.................................................................. 18
             (d) Notices................................................................................. 18
             (e) Successors and Assigns.................................................................. 19
             (f) Counterparts............................................................................ 19
             (g) Headings................................................................................ 19
             (h) GOVERNING LAW........................................................................... 19
             (i) Severability............................................................................ 19
             (j) Third Party Beneficiary................................................................. 19
             (k) Entire Agreement........................................................................ 19
             (l) Securities Held by the Company or Its Affiliates........................................ 19


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                      EQUITY REGISTRATION RIGHTS AGREEMENT

         THIS EQUITY REGISTRATION RIGHTS AGREEMENT (this "Agreement") is made and entered into as of June 18, 2001, by and between TRIBO PETROLEUM CORPORATION, a Delaware corporation (the "Company"), and JEFFERIES & COMPANY, INC. (the "Initial Purchaser").

         This Agreement is entered into in connection with the Purchase Agreement, dated June ___, 2001, among Tri-Union Development Corporation, the Company, the Guarantors (as defined in the Purchase Agreement) and the Initial Purchaser (the "Purchase Agreement"), which provides for the issuance and sale to the Initial Purchaser of (i) 130,000 units consisting, in the aggregate of $130,000,000 principal amount of 12.5% Senior Secured Notes due 2006 and 130,000 shares of class A common stock, par value $0.01 per share, of the Company (the "Class A Common Stock"), and (ii) 65,000 shares of class B common stock, par value $0.01 per share, of the Company (the "Class B Common Stock" and, together with Class A Common Stock, the "Common Stock"). In order to induce the Initial Purchaser to enter into the Purchase Agreement, the Company has agreed to provide to the Initial Purchaser and the Holders (as defined herein), among other things, the registration rights for the Common Stock set forth in this Agreement. The execution and delivery of this Agreement is a condition to the obligations of the Initial Purchaser under the Purchase Agreement.

         In consideration of the foregoing, the parties hereto agree as follows:

         Section 1. Definitions. As used in this Agreement, the following defined terms shall have the following meanings:

                  "Advice" has the meaning ascribed to such term in the last paragraph of Section 3 hereof.

                  "Agreement" has the meaning ascribed to such term in the preamble of this Agreement.

                  "Business Day" shall mean a day, other than a Saturday, Sunday or a day on which the banking institutions in New York, New York are required or allowed by law, regulation or executive order to remained closed.

                  "Class A Common Stock" has the meaning ascribed to such term in the preamble of this Agreement.

                  "Class B Common Stock" has the meaning ascribed to such term in the preamble of this Agreement.

                  "Common Stock" has the meaning ascribed to such term in the preamble of this Agreement.

                  "Company" has the meaning ascribed to that term in the preamble of this Agreement and shall also include the Company's successors and assigns.


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                  "Demand Registration" has the meaning ascribed to such term in
         Section 2.1(a) hereof.

                  "DTC" has the meaning ascribed to such term in Section 3(i) hereof.

                  "Exchange Act" means the Securities Exchange Act of 1934, as amended from time to time, and the rules and regulations of the SEC promulgated thereunder.

                  "Holder" means the Initial Purchaser, for so long as it is the beneficial holder of any Registrable Securities, and each of its successors, assigns and direct and indirect transferees who become beneficial holders of such Registrable Securities; provided, that a beneficial holder of Class B Common Stock shall be deemed to be the Holder of the shares of Class A Common Stock issuable upon conversion thereof; and provided, further, that the Company shall not be obligated to register shares of Class B Common Stock and the holders thereof will not be required to convert their shares of Class B Common Stock into Class A Common Stock to exercise their rights hereunder until immediately prior to and conditioned upon the closing of the offering to which such registration relates.

                  "Included Securities" has the meaning ascribed to such term in
         Section 2.1(a) hereof.

                  "indemnified party" has the meaning ascribed to such term in
         Section 4(c) hereof.

                  "indemnifying party" has the meaning ascribed to such term in
         Section 4(c) hereof.

                  "Initial Purchaser" has the meaning ascribed to such term in the preamble of this Agreement.

                  "Inspectors" has the meaning ascribed to such term in Section 3(n) hereof.

                  "Notes" means the $130,000,000 aggregate principal amount of 12.5% Senior Secured Notes due 2006 of Tri-Union Development Corporation.

                  "Person" shall mean an individual, partnership, corporation, trust or unincorporated organization, or a government or agency or political subdivision thereof.

                  "Piggy-Back Registration" has the meaning ascribed to such term in Section 2.2 hereof.

                  "Prospectus" means the prospectus included in any Registration Statement (including, without limitation, any prospectus subject to completion and a prospectus that includes any information previously omitted from a prospectus filed as part of an effective Registration Statement in reliance upon Rule 430A promulgated under the Securities
         Act), as amended or supplemented by any prospectus supplement, and all other amendments and supplements to the Prospectus, including post-effective amendments,


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         and all material incorporated by reference or deemed to be incorporated by reference in such Prospectus.

                  "Purchase Agreement" has the meaning ascribed to such term in the preamble of this Agreement.

                  "Registrable Securities" means any of (i) the shares of Class A Common Stock issued pursuant to the Purchase Agreement, (ii) the shares of Class A Common Stock issuable upon conversion of the shares of Class B Common Stock pursuant to the terms of the Companies organic documents, and (iii) any other securities issued or issuable with respect to any Common Stock by way of stock dividend or stock split or in connection with a combination of shares, recapitalization, merger, consolidation or other reorganization or otherwise. As to any particular Registrable Securities, such securities shall cease to be Registrable Securities when (i) a Registration Statement with respect to the offering of such securities by the Holder thereof shall have been declared effective under the Securities Act and such securities shall have been disposed of by such Holder pursuant to such Registration Statement, (ii) such securities are eligible for sale to the public without restriction pursuant to Rule 144(k) promulgated under the Securities Act (or any similar provision then in force, but not Rule 144A), (iii) such securities shall have been otherwise transferred by such Holder and new certificates for such securities not bearing a legend restricting further transfer shall have been delivered by the Company or its transfer agent and subsequent disposition of such securities shall not require registration or qualification under the Securities Act or any similar state law then in force or (iv) such securities shall have ceased to be outstanding.

                  "Registration Expenses" shall mean all expenses incident to the Company's performance of or compliance with its obligations, under this Agreement, including, without limitation, all SEC and stock exchange or National Association of Securities Dealers, Inc. registration and filing fees and expenses, fees and expenses of compliance with securities or blue sky laws (including, without limitation, reasonable fees and disbursements of counsel for the underwriters in connection with blue sky qualifications of the Registrable Securities), preparing, printing, filing, duplicating and distributing the Registration Statement and the related Prospectus, the cost of printing stock certificates, the cost and charges of any transfer agent, rating agency fees, printing expenses, messenger, telephone and delivery expenses, fees and disbursements of counsel for the Company and all independent certified public accountants, the fees and disbursements of underwriters customarily paid by issuers or sellers of securities (but not including any underwriting discounts or commissions or transfer taxes, if any, attributable to the sale of Registrable Securities by Selling Holders), fees and expenses of one counsel for the Holders and other reasonable out-of-pocket expenses of the Holders.

                  "Registration Statement" shall mean any registration statement of the Company filed with the SEC pursuant to the Securities Act which covers any of the Registrable Securities pursuant to the provisions of this Agreement and all amendments and supplements to any such Registration Statement, including post-effective amendments, in each case including the Prospectus contained therein, all exhibits thereto and all material incorporated by reference therein.


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                  "Requisite Securities" shall mean a number of Registrable
         Securities equal to not less than 25% of the Registrable Securities held in the aggregate by all Holders.

                  "Rule 144" shall mean Rule 144 promulgated under the Securities Act, as such rule may be amended from time to time, or any similar rule (other than Rule 144A) or regulation hereafter adopted by the SEC providing for offers and sales of securities made in compliance therewith resulting in offers and sales by subsequent holders that are not affiliates of an issuer of such securities being free of the registration and prospectus delivery requirements of the Securities Act.

                  "Rule 144A" shall mean Rule 144A promulgated under the Securities Act, as such Rule may be amended from time to time, or any similar rule (other than Rule 144) or regulation hereafter adopted by the SEC.

                  "SEC" shall mean the Securities and Exchange Commission.

                  "Securities Act" shall mean the Securities Act of 1933, as amended from time to time, and the rules and regulations of the SEC promulgated thereunder.

                  "Selling Holder" shall mean a Holder who is selling Registrable Securities in accordance with the provisions of Section 2.1 or 2.2 hereof.

         Section 2. Registration Rights.

         2.1 (a) Demand Registration. At any time and from time to time after the date the Class A Common Stock beneficially held by the Holders is transferable separate and apart from the Notes, the Holders owning, individually or in the aggregate, not less than the Requisite Securities may make a written request for registration under the Securities Act of all or any part of their Registrable Securities (a "Demand Registration"). As promptly as practicable, but in any event within 45 days of the receipt of such written request for a Demand Registration, the Company shall file with the SEC and use its best efforts to cause to become effective under the Securities Act a Registration Statement with respect to such Registrable Securities. Any such request will specify the number of Registrable Securities proposed to be sold and will also specify the intended method of disposition thereof. The Company shall give written notice of such registration request to all other Holders of Registrable Securities within 15 days after the receipt thereof. Within 20 days after receipt by any Holder of Registrable Securities of such notice from the Company, such Holder may request in writing that such Holder's Registrable Securities be included in such Registration Statement and the Company shall include in such Registration Statement the Registrable Securities of any such Holder requested to be so included, together with the Registrable Securities requested to be included by the requesting Holders (the "Included Securities"). Each such request by such other Holders shall specify the number of Included Securities proposed to be sold and the intended method of disposition thereof.

         The Company shall use its best efforts to keep such Demand Registration continuously effective under the Securities Act until at least the earlier of
(A) an aggregate of one year after the effective date thereof or (B) the consummation of the distribution by the Holders of all Registrable Securities covered thereby. No securities of the Company other than Registrable Securities shall be included in a Demand Registration. The Holders of Registrable Securities


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shall be permitted to withdraw all or any part of the Registrable Securities from a Demand Registration at any time prior to the effective date of such Demand Registration.

                  (a) Underwritten Registrations. If any of the Registrable Securities covered by a Demand Registration are to be sold in an underwritten offering, the investment banker or investment bankers and manager or managers that will manage the offering will be selected by the Holders of not less than a majority of the Registrable Securities to be sold thereunder and will be reasonably acceptable to the Company.

         No Holder of Registrable Securities may participate in any underwritten registration pursuant to a Registration Statement filed under this Agreement unless such Holder (a) agrees to (i) sell such Holder's Registrable Securities on the basis provided in and in compliance with any underwriting arrangements approved by the Holders of not less than a majority of the Registrable Securities to be sold thereunder and (ii) comply with all applicable Rules under the Exchange Act and (b) completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements and other documents reasonably required under the terms of such underwriting arrangements; provided, that no Holder shall be required to make any representations or warranties to the Company or the underwriters other than representations and warranties regarding such Holder and such Holder's intended method of distribution.

                  (b) Expenses. The Company will pay all Registration Expenses in connection with the registrations requested pursuant to Section 2.1(a) hereof. Each Holder of Registrable Securities shall pay all underwriting discounts and commissions and transfer taxes, if any, relating to the sale or disposition of such Holder's Registrable Securities pursuant to a Registration Statement requested pursuant to this Section 2.1.

         2.2 (a) Piggy-Back Registration. If at any time the Company proposes to file a Registration Statement under the Securities Act with respect to an offering by the Company for its own account or for the account of any holders of any class of its capital stock (other than (i) a registration statement on Form S-4 or S-8 (or any substitute form that may be adopted by the SEC) or (ii) a registration statement filed in connection with an exchange offer or offering of securities solely to the Company's existing security holders), then the Company shall give written notice of such proposed filing to the Holders of Registrable Securities as soon as practicable (but in no event fewer than 30 days before the anticipated filing date), and such notice shall offer such Holders the opportunity to register such number of shares of Registrable Securities as each such Holder may request in writing within 20 days after receipt of such written notice from the Company (which request shall specify the Registrable Securities intended to be disposed of by such Selling Holder and the intended method of distribution thereof) (a "Piggy-Back Registration"). The Company shall use its best efforts to keep such Piggy-Back Registration continuously effective under the Securities Act until at least the earlier of (A) an aggregate of 180 days after the effective date thereof or (B) the consummation of the distribution by the Holders of all of the Registrable Securities covered thereby. The Company shall use its best efforts to cause the managing underwriter or underwriters, if any, of such proposed offering to permit the Registrable Securities requested to be included in a Piggy-Back Registration to be included on the same terms and conditions as any similar securities of the Company or any other security holder included therein and to permit the sale or other disposition of such Registrable Securities in accordance with the intended method of distribution thereof. Any Selling Holder


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shall have the right to withdraw its request for inclusion of its Registrable
Securities in any Registration Statement pursuant to this Section 2.2 by giving written notice to the Company of its request to withdraw. The Company may withdraw a Piggy-Back Registration at any time prior to the time it becomes effective or the Company may elect to delay the registration; provided, however, that the Company shall give prompt written notice thereof to participating Selling Holders. The Company will pay all Registration Expenses in connection with each registration of Registrable Securities requested pursuant to this
Section 2.2, and each Holder of Registrable Securities shall pay all underwriting discounts and commissions and transfer taxes, if any, relating to the sale or disposition of such Holder's Registrable Securities pursuant to a Registration Statement effected pursuant to this Section 2.2.

                  (b) Priority in Piggy-Back-Registration. In a registration pursuant to Section 2.2 hereof involving an underwritten offering, if the managing underwriter or underwriters of such underwritten offering have informed, in writing, the Company and the Selling Holders requesting inclusion in such offering that in such underwriter's or underwriters' opinion the total number of securities which the Company, the Selling Holders and any other Persons desiring to participate in such registration intend to include in such offering is such as to adversely affect the success of such offering, including the price at which such securities can be sold, then the Company will be required to include in such registration only the amount of securities which it is so advised should be included in such registration. In such event: (i) in cases initially involving the registration for sale of securities for the Company's own account, securities shall be registered in such offering in the following order of priority: (i) first, the securities which the Company proposes to register, (ii) second, provided that no securities proposed to be registered by the Company have been excluded from such registration, the securities which have been requested to be included in such registration by the Holders (pro rata on the amount of securities sought to be registered by such Holders), and (iii) third, provided that no securities sought to be included by the Holders have been excluded from such registration, the securities of other Persons; and (y) in cases not initially involving the registration for sale of securities for the Company's own account, securities shall be registered in such offering in the following order of priority: (i) first, the securities of any Person whose exercise of a "demand" registration right pursuant to a contractual commitment of the Company is the basis for the registration (provided that if such Person is a Holder of Registrable Securities, as among Holders of Registrable Securities there shall be no priority and Registrable Securities sought to be included by Holders of Registrable Securities shall be included pro rata based on the amount of securities sought to be registered by such Persons),
(ii) second, provided that no securities of any Person whose exercise of a "demand" registration right pursuant to a contractual commitment of the Company is the basis for such registration have been excluded from such registration, the securities requested to be included in such registration by the Holders of Registrable Securities pursuant to this Agreement (pro rata based on the total amount of securities sought to be registered by such Holders), (iii) third, provided that no securities sought to be included by the Holders or such Persons have been excluded from such registration, the securities the Company proposes to register and the securities of other Persons.

         2.3 Limitations, Conditions and Qualifications to Obligations Under Registration Covenants. Subject to the next sentence of this paragraph, the Company shall be entitled to postpone, for a reasonable period of time, the filing or effectiveness of, or suspend the rights of any Holders to make sales pursuant to, any Registration Statement otherwise required to be


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prepared, filed and made and kept effective by it hereunder; provided, however, that the duration of such postponement or suspension may not exceed an aggregate of 45 days for each Registration Statement, and the duration of any such postponement or suspension shall be excluded from the calculation of the one-year period described in Section 2.1(a) hereof and the 180-day period described in Section 2.2(a) hereof. Such postponement or suspension may only be effected if (1) an event occurs and is continuing as a result of which a Registration Statement or related Prospectus would, in the Company's good faith judgment, contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, (2) the Board of Directors of the Company determines in good faith that the filing or effectiveness of, or sales pursuant to, such Registration Statement would have a material adverse effect on the business, operations or prospects of the Company, or (3) the disclosure otherwise relates to a material business transaction which has not yet been publicly disclosed in any relevant jurisdiction. If the Company shall so postpone the filing or effectiveness of a Registration Statement or so suspend the rights of Holders to make sales it shall, as promptly as possible, notify any Selling Holders of such determination, and the Selling Holders shall
(y) have the right, in the case of a postponement of the filing or effectiveness of a Registration Statement, upon the affirmative vote of the Holders of not less than a majority of the Registrable Securities to be included in such Registration Statement, to withdraw the request for registration by giving written notice to the Company within 10 days after receipt of such notice or (i) in the case of a suspension of the right to make sales, receive an extension of the registration period equal to the number of days of the suspension.

         2.4 Restrictions on Sale by the Company and Others. The Company covenants and agrees that (i) it shall not, and that it shall cause each of its subsidiaries not to, effect any public sale or distribution of any securities of the same class as any of the Registrable Securities or any securities convertible into or exchangeable or exercisable for such securities (or any option or other right for such securities) during the 14-day period prior to, and during the 180-day period beginning on, the pricing of any underwritten offering of Registrable Securities pursuant to a Demand Registration which has been requested pursuant to this Agreement; and (ii) that it shall use its reasonable best efforts to secure the written agreement of each of its officers, directors and stockholders to not effect any public sale or distribution of any securities of the same class as the Registrable Securities or any securities convertible into or exchangeable or exercisable for any such securities (or any option or right for such securities) during the period described in clause (i) of this Section 2.4.

         2.5 Reports; Rule 144 and Rule 144A. The Company covenants that it will file the reports required to be filed by it under the Securities Act and the Exchange Act and the rules and regulations adopted by the SEC thereunder in a timely manner and, if at any time the Company is not required to file such reports, it will, upon the request of any Holder of Registrable Securities, make publicly available other information so long as necessary to permit sales pursuant to Rule 144 and Rule 144A (to the extent Registrable Securities may then be sold pursuant to Rule 144A). The Company further covenants for so long as any Registrable Securities remain outstanding to make available to any Holder or beneficial owner of Registrable Securities in connection with any sale thereof and any prospective purchaser of such Registrable Securities from such Holder or beneficial owner, the information required by Rule 144A(d)(y) under the Securities Act in order to permit resales of such Registrable Securities pursuant to Rule 144A.


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Notwithstanding that the Company may not at any time be subject to the reporting requirements of Section 13 or 15 of the Exchange Act, the Company shall provide the Holders (i) all quarterly and annual financial information that would be required to be contained in a filing by the Company with the SEC on Forms 10-Q and 10-K if the Company were required to file such forms, including a "Management's Discussion and Analysis of Financial Condition and Results of Operations" that describes the financial condition and results of operations of the Company and its subsidiaries in the form and with the content that such reports are at any time required to be provided to the holders of the Notes, and
(ii) all current reports that would be required to be filed with the SEC on Form 8-K if the Company were required to file such reports, in each case within 15 days after the time periods specified for such filings in the SEC's rules and regulations. Upon the request of any Holder of Registrable Securities, the Company will in a timely manner deliver to such Holder a written statement as to whether it has complied with such information requirements.

         Section 3. Registration Procedures. In connection with the obligations of the Company with respect to any Registration Statement pursuant to Sections
2.1 and 2.2 hereof, the Company shall, as expeditiously as reasonably possible:

                  (a) Prepare and file with the SEC as soon as practicable each such Registration Statement (but in any event on or prior to the date of filing thereof required under this Agreement) and cause each such Registration Statement to become effective and remain effective as provided herein; provided, however, that before filing any such Registration Statement or any Prospectus or any amendments or supplements thereto (including documents that would be incorporated or deemed to be incorporated therein by reference, including such documents filed under the Exchange Act that would be incorporated therein by reference), the Company shall afford to the Holders of the Registrable Securities covered by such Registration Statement, their counsel and the managing underwriter or underwriters, if any, a reasonable opportunity to review copies of all such documents proposed to be filed at least five calendar days prior to such filing, or such later date as is reasonable under the circumstances. The Company shall not file any Registration Statement or Prospectus or any amendments or supplements thereto if the Holders of a majority of the Registrable Securities covered by such Registration Statement, their counsel, or the managing underwriter or underwriters, if any, shall reasonably object unless failure to file any such amendment or supplement would involve a violation of the Securities Act or other applicable law.

                  (b) Prepare and file with the SEC such amendments and post-effective amendments to such Registration Statement as may be necessary to keep such Registration Statement continuously effective for the time periods prescribed hereby; cause the related Prospectus to be supplemented by any required prospectus supplement, and as so supplemented to be filed pursuant to Rule 424 (or any similar provisions then in force) promulgated under the Securities Act; and comply with the provisions of the Securities Act, the Exchange Act and the rules and regulations of the SEC promulgated thereunder applicable to it with respect to the disposition of all securities covered by such Registration Statement as so amended or such Prospectus as so supplemented.


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


                  (c) Notify the Holders of Registrable Securities, their counsel and the managing underwriter or underwriters, if any, promptly (but in any event within two (2) Business Days), and confirm such notice in writing, (i) when a Prospectus or any prospectus supplement or post-effective amendment has been filed, and, with respect to a Registration Statement or any post-effective amendment, when the same has become effective (including in such notice a written statement that any Holder may, upon request, obtain, without charge, one conformed copy of such Registration Statement or post-effective amendment including financial statements and schedules and exhibits), (ii) of the issuance by the SEC of any stop order suspending the effectiveness of such Registration Statement or of any order preventing or suspending the use of any Prospectus or the initiation or threatening of any proceedings for that purpose, (iii) if at any time when a Prospectus is required by the Securities Act to be delivered in connection with sales of the Registrable Securities the representations and warranties of the Company contained in any agreement (including any underwriting agreement) contemplated by Section 3(m) below cease to be true and correct in any material respect, (iv) of the receipt by the Company of any notification with respect to (A) the suspension of the qualification or exemption from qualification of the Registration Statement or any of the Registrable Securities covered thereby for offer or sale in any jurisdiction, or (B) the initiation of any proceeding for such purpose, (v) of the happening of any event, the existence of any condition or information becoming known that requires the making of any change in any Registration Statement or Prospectus so that, in the case of such Registration Statement, it will conform in all material respects with the requirements of the Securities Act and it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and that in the case of any Prospectus, it will conform in all material respects with the requirements of the Securities Act and it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, and (vi) of the Company's reasonable determination that a post-effective amendment to such Registration Statement would be appropriate.

                  (d) Use every reasonable effort to prevent the issuance of any order suspending the effectiveness of the Registration Statement or of any order preventing or suspending the use of a Prospectus or suspending the qualification (or exemption from qualification) of any of the Registrable Securities covered thereby for sale in any jurisdiction, and, if any such order is issued, to obtain the withdrawal of any such order at the earliest possible moment.

                  (e) If requested by the managing underwriter or underwriters, if any, or the Holders of a majority of the Registrable Securities being sold in connection with an underwriting offering, (i) promptly incorporate in a prospectus supplement or post-effective amendment such information as the managing underwriter or underwriters, if any, or such Holders reasonably request to be included therein to comply with applicable law, (ii) make all required filings of such prospectus supplement or such post-effective amendment as soon as practicable after the Company has received notification of the


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         matters to be incorporated in such prospectus supplement or post-effective amendment, and (iii) supplement or make amendments to such Registration Statement.

                  (f) Furnish to each Holder of Registrable Securities who so requests and to counsel for the Holders of Registrable Securities and each managing underwriter, if any, without charge, upon request, one conformed copy of the Registration Statement and each post-effective amendment thereto, including financial statements and schedules, and of all documents incorporated or deemed to be incorporated therein by reference and all exhibits (including exhibits incorporated by reference).

                  (g) Deliver to each Holder of Registrable Securities, their counsel and each underwriter, if any, without charge, as many copies of each Prospectus and each amendment or supplement thereto as such Persons may reasonably request to facilitate the distribution of the Registrable Securities; and, subject to the last paragraph of this
         Section 3, the Company hereby consents to the use of such Prospectus and each amendment or supplement thereto by each of the Holders of Registrable Securities and the underwriter or underwriters or agents, if any, in connection with the offering and sale of the Registrable Securities covered by such Prospectus and any amendment or supplement thereto.

                  (h) Prior to any offering of Registrable Securities, to register or qualify, and cooperate with the Holders of such Registrable Securities, the managing underwriter or underwriters, if any, and their respective counsel in connection with the registration or qualification (or exemption from such registration or qualification) of, such Registrable Securities for offer and sale under the securities or Blue Sky laws of such jurisdictions within the United States as the managing underwriter or underwriters reasonably request in writing, or, in the event of a non-underwritten offering, as any Holder may request; provided, however, that where Registrable Securities are offered other than through an underwritten offering, the Company agrees to cause its counsel to perform Blue Sky investigations and file registrations and qualifications required to be filed pursuant to this Section 3(h); keep each such registration or qualification (or exemption therefrom) effective during the period the Registration Statement relating to such Registrable Securities is required to be kept effective pursuant to this Agreement and do any and all other acts or things necessary or advisable to enable the disposition in such jurisdictions of the securities covered thereby; provided, however, that the Company will not be required to (A) qualify generally to do business in any jurisdiction where it is not then so qualified, (B) take any action that would subject it to general service of process in any such jurisdiction where it is not then so subject or (C) become subject to taxation in any jurisdiction where it is not then so subject.

                  (i) Cooperate with the Holders of Registrable Securities and the managing underwriter or underwriters, if any, to facilitate the timely preparation and delivery of certificates representing Registrable Securities to be sold, which certificates shall not bear any restrictive legends whatsoever and shall be in a form eligible for deposit with The Depository Trust Company ("DTC"); and enable such Registrable Securities to be in such denominations and registered in such names as the managing underwriter or underwriters, if any, or Holders may reasonably request at least two business days prior to any sale of Registrable Securities in a firm commitment underwritten public offering.

                  (j) Use its best efforts to cause the Registrable Securities covered by a Registration Statement to be registered with or approved by such other governmental agencies or authorities within the United States as may be necessary to enable the seller or sellers thereof or the underwriter or underwriters, if any, to consummate the disposition of such Registrable Securities, except as may be required solely as a consequence of the nature of such selling Holder's business, in which case the Company will cooperate in all reasonable respects with the filing of the Registration Statement and the granting of such approvals.

                  (k) Upon the occurrence of any event contemplated by Section 3(c)(v) or 3(c)(vi) above, as promptly as practicable prepare a supplement or post-effective amendment to the Registration Statement or a supplement to the related Prospectus or any document incorporated or deemed to be incorporated therein by reference, and, subject to Section 3(a) hereof, file such with the SEC so that, as thereafter delivered to the purchasers of Registrable Securities being sold thereunder, such Prospectus will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading and will otherwise comply with law.

                  (l) Prior to the effective date of a Registration Statement,
         (i) provide the registrar for the Registrable Securities with certificates for such securities in a form eligible for deposit with DTC and (ii) provide a CUSIP number for such securities.

                  (m) Enter into an underwriting agreement in form, scope and substance as is customary in underwritten offerings and take all such other actions as are reasonably requested by the managing underwriter or underwriters in order to expedite or facilitate the registration or disposition of such Registrable Securities in any underwritten offering to be made of the Registrable Securities in accordance with this Agreement, and in such connection, (i) make such representations and warranties to, and covenants with, the underwriter or underwriters, with respect to the business of the Company and the subsidiaries of the Company, and the Registration Statement, Prospectus and documents, if any, incorporated or deemed to be incorporated by reference therein, in each case, in form, substance and scope as are customarily made by issuers to underwriters in underwritten offerings, and confirm the same if and when requested; (ii) use reasonable efforts to obtain opinions of counsel to the Company and updates thereof, addressed to the underwriter or underwriters covering the matters customarily covered in opinions requested in underwritten offerings and such other matters as may be reasonably requested by underwriters; (iii) use reasonable efforts to obtain "cold comfort" letters and updates thereof from the independent certified public accountants of the Company (and, if applicable, the subsidiaries of the Company) and, if necessary, any other independent certified public accountants of any subsidiary of the Company or of any business acquired by the Company for which financial statements and financial data are, or are required to be, included in the Registration Statement, addressed to each of the underwriters, such letters to be in customary form and covering matters of the type customarily covered in "cold comfort" letters in connection with underwritten offerings and such other matters as reasonably requested by the managing underwriter or underwriters and as permitted by the Statement of Auditing Standards No. 72; and (iv) if an underwriting agreement is entered into, the same shall contain customary indemnification provisions and procedures no less favorable than those set forth in Section 5 (or such other provisions and procedures acceptable to Holders of a majority of Registrable Securities covered by such Registration Statement and the managing underwriter or underwriters or agents) with respect to all parties to be indemnified pursuant to said Section. The above shall be done at each closing under such underwriting agreement, or as and to the extent required thereunder.

                  (n) Make available for inspection by a representative of the Holders of Registrable Securities being sold, any underwriter participating in any such disposition of Registrable Securities, if any, and any attorney or accountant retained by such representative of the Holders or underwriter (collectively, the "Inspectors"), at the offices where normally kept, during reasonable business hours, all financial and other records and pertinent corporate documents of the Company and the subsidiaries of the Company, and cause the officers, directors and employees of the Company and the subsidiaries of the Company to supply all information in each case reasonably requested by any such Inspector in connection with such Registration Statement; provided, however, that all information shall be kept confidential by such Inspector, except to the extent that (i) the disclosure of such information is necessary to avoid or correct a misstatement or omission in the Registration Statement, (ii) the release of such information is ordered pursuant to a subpoena or other order from a court of competent jurisdiction, (iii) disclosure of such information is, in the opinion of counsel for any Inspector, necessary or advisable in connection with any action, claim, suit or proceeding, directly or indirectly, involving or potentially involving such Inspector and arising out of, based upon, relating to or involving this Agreement or any of the transactions contemplated hereby or arising hereunder, or (iv) such information has been made generally available to the public. Each Selling Holder of such Registrable Securities agrees that information obtained by it as a result of such inspections shall be deemed confidential and shall not be used by it as the basis for any market transactions in the securities of the Company or of any of its affiliates unless and until such is generally available to the public. Each Selling Holder of such Registrable Securities further agrees that it will, upon learning that disclosure of such information is sought in a court of competent jurisdiction, give prompt notice to the Company and allow the Company to undertake appropriate action to prevent disclosure of the information deemed confidential at the Company's sole expense.

                  (o) Comply with all applicable rules and regulations of the SEC and make generally available to its security holders earnings statements satisfying the provisions of Section 11(a) of the Securities Act and Rule 158 thereunder (or any similar Rule promulgated under the Securities Act) no later than forty-five (45) days after the end of any 12-month period (or ninety (90) days after the end of any 12-month period if such period is a fiscal year) (i) commencing at the end of any fiscal quarter in which Registrable Securities are sold to an underwriter or to underwriters in a firm commitment or best efforts underwritten offering and (ii) if not sold to an underwriter or to underwriters in such an offering, commencing on the first day of the first fiscal quarter of the Company after the effective date of the relevant Registration Statement, which statements shall cover said 12-month periods.

                  (p) Use its best efforts to cause all Registrable Securities relating to such Registration Statement to be listed on each securities exchange, if any, on which similar securities issued by the Company are then listed.

                  (q) Cooperate with the Selling Holders of Registrable Securities to facilitate the timely preparation and delivery of certificates representing Registrable Securities to be sold and not bearing any restrictive legends and registered in such names as the Selling Holders may reasonably request at least two business days prior to the closing of any sale of Registrable Securities.

                  (r) Permit any Holder of Registrable Securities that might be deemed, in the sole and exclusive judgment of such Holder, to be an underwriter or a controlling person of the Company, to participate in the preparation of such registration or comparable statement and to require the insertion therein of material, furnished to the Company in writing, that in the reasonable judgment of such Holder and his, her, or its counsel should be included.

         Each seller of Registrable Securities as to which any registration is being effected agrees, as a condition to the registration obligations with respect to such Holder provided herein, to furnish to the Company such information regarding such seller and the distribution of such Registrable Securities as the Company may, from time to time, reasonably request in writing to comply with the Securities Act and other applicable law. The Company may exclude from such registration the Registrable Securities of any seller who fails to furnish such information within a reasonable time after receiving such request. If the identity of a seller of Registrable Securities is to be disclosed in the Registration Statement, such seller shall be permitted to include all information regarding such seller as it shall reasonably request.

         Each Holder of Registrable Securities agrees by acquisition of such Registrable Securities that, upon receipt of any notice from the Company of the happening of any event of the kind described in Section 3(c)(ii), 3(c)(iv), 3(c)(v), or 3(c)(vi) hereof, such Holder will forthwith discontinue disposition of such Registrable Securities covered by the Registration Statement or Prospectus until such Holder's receipt of the copies of the supplemented or amended Prospectus contemplated by Section 3(k) hereof), or until it is advised in writing (the "Advice") by the Company that the use of the applicable Prospectus may be resumed, and has received copies of any amendments or supplements thereto, and, if so directed by the Company, such Holder will deliver to the Company all copies, other than permanent file copies, then in such Holder's possession, of the Prospectus covering such Registrable Securities current at the time of receipt of such notice. In the event the Company shall give any such notice, the period of time for which a Registration Statement is required hereunder to be effective shall be extended by the number of days during such periods from and including the date of the giving of such notice to and including the date when each seller of Registrable Securities covered by such Registration Statement shall have received (x) the copies of the supplemented or amended Prospectus contemplated by Section 3(k) hereof or (y) the Advice.

         Section 4. Indemnification and Contribution.

                  (a) The Company agrees to indemnify and hold harmless each Holder, the partners, officers, directors and members of each Holder, and each Person, if any, who controls such Holder within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act, or is under common control with, or is controlled by, such Holder, from and against any and all losses, claims, damages and liabilities (including, without limitation, the reasonable legal fees and other reasonable out-of-pocket expenses actually incurred in connection with any suit, action or proceeding or any claim asserted), caused by, arising out of or based upon (i) any untrue statement or alleged untrue statement of a material fact contained in any Registration Statement (as amended or supplemented if the Company shall have furnished any amendments or supplements thereto) or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or (ii) any untrue statement or alleged untrue statement of a material fact contained in any Prospectus (as amended or supplemented if the Company shall have furnished any amendments or supplements thereto) or any omission or alleged omission to state in any such Prospectus a material fact required to be stated or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, except to the extent (and only to the extent) that such losses, claims, damages or liabilities are caused by any such untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with information relating to any Holder furnished to the Company in writing by such Holder expressly for use therein; provided, however, that the Company will not be liable if such untrue statement or omission or alleged untrue statement or omission was contained or made in any preliminary prospectus and corrected in the Prospectus or any amendment or supplement thereto and the Prospectus does not contain any other untrue statement or omission or alleged untrue statement or omission of a material fact that was the subject matter of the related proceeding and any such loss, liability, claim, damage or expense suffered or incurred by the Holders resulted from any action, claim or suit by any Person who purchased Registrable Securities which are the subject thereof from such Holder and it is established in the related proceeding that such Holder failed to deliver or provide a copy of the Prospectus (as amended or supplemented) to such Person with or prior to the confirmation of the sale of such Registrable Securities sold to such Person if required by applicable law, unless such failure to deliver or provide a copy of the Prospectus (as amended or supplemented) was a result of noncompliance by the Company with Section 3 of this Agreement.

                  (b) Each Holder agrees, severally and not jointly, to indemnify and hold harmless the Company, its directors, its officers who sign any Registration Statement, and each Person, if any, who controls the Company within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act to the same extent as the foregoing indemnity from the Company to such Holder, but only to the extent such losses, claims, damages or liabilities are caused by information relating to such Holder furnished to the Company in writing by such Holder expressly for use in any Registration Statement or any Prospectus (or any amendment or supplement thereto) or any preliminary prospectus. The liability of any Holder under this paragraph shall in no event exceed the proceeds received by such Holder from sales of Registrable Securities giving rise to such obligations.

                  (c) In case any suit, action, proceeding (including any governmental or regulatory investigation), claim or demand shall be instituted involving any Person in respect of which indemnity may be sought pursuant to either paragraph (a) or (b) above, such Person (the "indemnified party") shall promptly notify the Person against which such indemnity may be sought (the "indemnifying party") in writing and the indemnifying party, upon request of the indemnified party, shall retain counsel reasonably satisfactory to the indemnified party to represent the indemnified party and any others the indemnifying party may reasonably designate in such proceeding and shall pay the reasonable fees and expenses actually incurred of such counsel relating to such proceeding; provided, however, that the failure to so notify the indemnifying party shall not relieve it of any obligation or liability which it may have hereunder or otherwise (unless and only to the extent that such failure directly results in the loss or compromise of any material rights or defenses by such indemnifying party and such indemnifying party was not otherwise aware of such action or claim). In any such proceeding, any indemnified party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the indemnifying party and the indemnified party shall have mutually agreed in writing to the contrary, (ii) the indemnifying party shall have failed to retain within a reasonable period of time counsel reasonably satisfactory to such indemnified party or parties or (iii) the named parties to any such proceeding (including any impleaded parties) include both such indemnified party or parties and the indemnifying parties or an affiliate of the indemnifying parties or such indemnified parties and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood that, unless there exists a conflict among indemnified parties, the indemnifying parties shall not, in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the fees and expenses of more than one separate firm (in addition to any local counsel) for all such indemnified parties and that all such fees and expenses shall be reimbursed promptly after receipt of the invoice therefore as they are incurred. Any such separate firm for the Holders, the partners, officers, directors and members of the Holders, and such control Persons of the Holders shall be designated in writing by Holders who sold a majority in interest of Registrable Securities sold by all such Holders and any such separate firm for the Company, its directors, its officers and such control Persons of the Company shall be designated in writing by the Company. The indemnifying party shall not be liable for any settlement of any proceeding effected without its prior written consent, but if settled with such consent or if there is a final non-appealable judgment for the plaintiff for which the indemnified party is entitled to indemnification pursuant to this Agreement, the indemnifying party agrees to indemnify any indemnified party from and against any loss or liability by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for reasonable fees and expenses actually incurred by counsel as contemplated by the third sentence of this paragraph, the indemnifying party agrees that it shall be liable for any settlement of any proceeding effected without its prior written consent if (i) such settlement is entered into more than 30 days after receipt by such indemnifying party of the aforesaid request and (ii) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request prior to the date of such settlement; provided, however, that the indemnifying party shall not be liable for any settlement effected without its consent pursuant to this sentence if the indemnifying party is contesting, in good faith, the request for reimbursement. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement (1) includes an unconditional release of such indemnified party in form and substance satisfactory to such indemnified party from all liability on claims that are the subject matter of such proceeding and (2) does not include any statement as to an admission of fault, culpability or failure to act by or on behalf of any indemnified party.

                  (d) If the indemnification provided for in paragraph (a) or
         (b) of this Section 4 is unavailable (other than by reason of the exceptions specifically provided therein) to, or insufficient to hold harmless, an indemnified party in respect of any losses, claims, damages or liabilities referred to therein, then each indemnifying party under such paragraphs, in lieu of indemnifying such indemnified party thereunder and in order to provide for just and equitable contribution, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities in such proportion as is appropriate to reflect (i) the relative benefits received by the Company on the one hand and the Holders on the other hand from the offering of such Registrable Securities or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, not only such relative benefits but also the relative fault of the Company on the one hand and the Holders on the other in connection with the statements or omissions (or alleged statements or omissions) that resulted in such losses, claims, damages or liabilities (or actions in respect thereof), as well as any other relevant equitable considerations. The relative fault of the Company on the one hand and the Holders on the other hand shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or by the Holders and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission, and any other equitable considerations appropriate in the circumstances.

                  (e) The parties agree that it would not be just and equitable if contribution pursuant to this Section 4 were determined by pro rata allocation or by any other method of allocation that does not take account of the equitable considerations referred to in the immediately preceding paragraph. The amount paid or payable by an indemnified party as a result of the losses, claims, damages and liabilities referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any reasonable legal or other expenses actually incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 4, in no event shall a Holder be required to contribute any amount in excess of the amount by which proceeds received by such Holder from sales of Registrable Securities exceeds the amount of any damages that such Holder has otherwise been required to pay or has paid by reason of such untrue or alleged untrue statement or omission or alleged omission. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.

                  (f) The indemnity and contribution agreements contained in this Section 4 will be in addition to any which the indemnifying parties may otherwise have to the indemnified parties referred to above.

                  (g) The obligations of the Company and Holders under this
         Section 4 shall survive the completion of any offering of Registrable Securities in a Registration Statement and shall survive the termination of this Agreement.

         Section 5. Miscellaneous.

                  (a) No Inconsistent Agreements. The Company has not entered into nor will the Company on or after the date of this Agreement enter into, or cause or permit any of its subsidiaries to enter into, any agreement which grants registration rights more favorable than the rights contained herein or that is inconsistent with the rights granted to the Holders of Registrable Securities in this Agreement or otherwise conflicts with the provisions hereof.

                  (b) Adjustments Affecting Registrable Securities. The Company shall not, directly or indirectly, take any action with respect to the Registrable Securities as a class that would adversely affect the ability of the Holders of Registrable Securities to include such Registrable Securities in a registration undertaken pursuant to this Agreement.

                  (c) Amendments and Waivers. The provisions of this Agreement may not be amended, modified or supplemented, and waivers or consents to departures from the provisions hereof may not be given unless the Company has obtained the prior written consent of Holders of not less than a majority of the outstanding Registrable Securities; provide however, that Section 4 hereof and this Section 5(c) may not be amended, modified or supplemented without the prior written consent of each Holder (including any Person who was a Holder of Registrable Securities disposed of pursuant to any Registration Statement). Notwithstanding the foregoing, a waiver or consent to departure from the provisions hereof with respect to a matter that relates exclusively to the rights of Holders of Registrable Securities whose securities are being sold pursuant to a Registration Statement and that does not directly or indirectly affect, impair, limit or compromise the rights of other Holders of Registrable Securities may be given by the Holders of not less than a majority of the Registrable Securities proposed to be sold by such Holders pursuant to such Registration Statement. In addition, each such amendment, modification, supplement and waiver must be agreed to in writing by the Company.

                  (d) Notices. All notices and other communications provided for or permitted hereunder shall be made in writing by hand delivery, registered first-class mail, telex, telecopier, or any courier guaranteeing overnight delivery (i) if to a Holder, at the most current address of such Holder as set forth in the register for the Common Stock, which address initially is, with respect to the Initial Purchasers, the address set forth in the Purchase Agreement and (ii) if to the Company, initially at the Company's address set forth in the Purchase Agreement and thereafter at such other address, notice of which is given in accordance with the provisions of this Section 5(d).

         All such notices and communications shall be deemed to have been duly given: at the time delivered by hand, if personally delivered; five Business Days after being deposited in the mail, postage prepaid, if mailed; when answered back, if telexed; when receipt is acknowledged, if telecopied; and on the next Business Day, if timely delivered to an air courier guaranteeing overnight delivery.

                  (e) Successors and Assigns. This Agreement shall inure to the benefit of and be binding upon the successors and assigns of the Company and the Holders.

                  (f) Counterparts. This Agreement may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

                  (g) Headings. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

                  (h) GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, AS APPLIED TO CONTRACTS MADE AND PERFORMED WITHIN THE STATE OF NEW YORK, WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW.

                  (i) Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, illegal, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions set forth herein shall remain in full force and effect and shall in no way be affected, impaired or invalidated, and the parties hereto shall use their best efforts to find and employ an alternative means to achieve the same or substantially the same result as that contemplated by such term, provision, covenant or restriction. It is hereby stipulated and declared to be the intention of the parties that they would have executed the remaining terms, provisions, covenants and restrictions without including any of such that may be hereafter declared invalid, illegal, void or unenforceable.

                  (j) Third Party Beneficiary. The Holders are intended third party beneficiaries of this Agreement and this Agreement may be enforced by such Persons.

                  (k) Entire Agreement. This Agreement, together with the Purchase Agreement, is intended by the parties as a final expression of their agreement, and is intended to be a complete and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter contained herein and therein. This Agreement and the Purchase Agreement supersede all prior agreements and understandings between the parties with respect to such subject matter.

                  (l) Securities Held by the Company or Its Affiliates. Whenever the consent or approval of Holders of a specified percentage of Registrable Securities is required hereunder,

Registrable Securities held by the Company or by any of its affiliates (as such term is defined in Rule 405 under the Securities Act) shall not be counted in determining whether such consent or approval was given by the Holders of such required percentage.

         IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

                                         TRIBO PETROLEUM CORPORATION


                                         By:
                                             -----------------------------------
                                             Name:
                                             Title:

                                         JEFFERIES & COMPANY, INC.


                                         By:
                                             -----------------------------------
                                             Name:
                                             Title: